UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

June 18, 2012

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 18, 2012, Local.com Corporation (the “Registrant”) filed a lawsuit against Fry’s Electronics, Inc. (“Fry’s”) alleging that Fry’s violates the Registrant’s registered U.S. Patent No. 7,062,453, which is entitled “Methods and systems for a dynamic networked commerce architecture.” The lawsuit was filed in the Central District Court of California. The Registrant is seeking an injunction and an award of damages in an amount to be determined at trial. There can be no guarantees as to the outcome of the litigation.

Forward Looking Statements

This Current Report on 8-K contains express or implied forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to, among other things, management’s expectations regarding the lawsuit. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: June 18, 2012	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun Chief Financial Officer and Secretary